EXHIBIT 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this ‘‘Agreement’’) is dated as of December 14, 2006, between TAG Entertainment Corp., a Delaware corporation (the ‘‘Company’’), and the investor identified on the signature page hereto (the ‘‘Investor’’).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to borrow certain sums from the Investor and, in consideration thereof issue a certain note and shares to the Investor, and the Investor desires to make a loan to the Company and accept such note and shares from the Company, all pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions.    In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

‘‘Action’’ means any action, claim, suit, inquiry, notice of violation, proceeding (including, without limitation, any investigation or partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, provincial, county, local or foreign), stock market, stock exchange or trading facility.

‘‘Affiliate’’ means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

‘‘Bankruptcy Event’’ means any of the following events: (a) the Company or any Subsidiary commences a proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

‘‘Business Day’’ means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York or State of California are authorized or required by law or other governmental action to close.

‘‘Closing’’ means the closing of the purchase and sale of the Note and Warrant contemplated by Section 2.1.

‘‘Closing Date’’ means the Business Day immediately following the date on which all of the conditions set forth in Section 2.1(d) and 2.1(e) have been satisfied, or such other date as the parties may agree.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commission’’ means the Securities and Exchange Commission.

‘‘Common Stock’’ means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified, converted or exchanged.

‘‘Common Stock Equivalents’’ means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

‘‘Company Counsel’’ means Goldstein & DiGioia, LLP.

‘‘Contingent Liability’’ means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing or agreeing to pay or become responsible for any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

‘‘Debt’’ of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person.

‘‘Effective Date’’ means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

‘‘Eligible Market’’ means the Over the Counter Bulletin Board on which the Common Stock is quoted for trading on the date in question.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘GAAP’’ means U.S. generally accepted accounting principles.

‘‘Investment Amount’’ means, with respect to each Investor, the investment amount indicated below such Investor’s signature page to this Agreement.

‘‘Investor Deliverables’’ has the meaning set forth in Section 2.1(c).

‘‘Investor Party’’ has the meaning set forth in Section 4.8.

‘‘Lien’’ means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

‘‘Losses’’ has the meaning set forth in Section 4.8.

‘‘Material Adverse Effect’’ means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries or (iii) an adverse impairment to the Company’s ability to timely perform its obligations under any Transaction Document.

‘‘New York Courts’’ means the state and federal courts sitting in the City of New York, Borough of Manhattan.

‘‘Note’’ means the promissory note issuable by the Company to the Investor at Closing in the Form of Exhibit A, due 90 days after the Closing Date.

‘‘Outside Date’’ means the twentieth calendar day following the date of this Agreement.

‘‘Permitted Indebtedness’’ has the meaning set forth in Section 5.3.

‘‘Permitted Liens’’ means: (a) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (b) Liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of the Company or a Subsidiary; (d) Liens imposed by law, such as mechanics’, workers’, materialmens’, carriers’ or other like liens arising in the ordinary course of business of the Company or a Subsidiary which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (e) Liens existing on the Closing Date; (f) purchase money security interests or Liens for the purchase of fixed assets to be used in the business of the Company or a Subsidiary, securing solely the fixed assets so purchased and the proceeds thereof; (g) capitalized leases which do not violate any provision of this Agreement; (h) Liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution; (i) rights of way, zoning restrictions, easements and similar encumbrances affecting the Company’s real property which do not materially interfere with the use of such property; and (j) Liens arising in the ordinary course of business that do not materially adversely affect either Borrower’s use of its respective assets or properties.

‘‘Person’’ means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

‘‘Registration Statement’’ means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Restricted Shares.

‘‘Registration Rights Agreement’’ means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit B hereto.

‘‘Restricted Payment’’ means, with respect to any Person, (a) any direct or indirect distribution, dividend or other payment on account of any equity interest in, or shares of capital stock or other securities of, such Person and (b) any management, consulting or other similar fees, or any interest thereon, payable by such Person to any affiliate of such Person (other than the Company), or to any other Person other than an unrelated third party; provided, however, that Restricted Payments shall not include (i) payments pursuant to any arms length consulting agreements with consultants of the Company, (ii) payments pursuant to any employment agreement with employees of the Company and (iii) payment of any interest pursuant to any obligation of the Company to pay interest in effect on the date hereof, in each which have been approved by the Board of Directors of the Company.

‘‘Restricted Shares’’ means 300,000 shares of Common Stock to be delivered to the Investor which shares are ‘‘restricted securities’’ and have not been registered under the Securities Act or any applicable state securities law, and that such restricted securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

‘‘Rule 144’’ means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

‘‘Securities’’ means the Note and the Shares.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Security Agreement’’ has the meaning set forth in Section 2.1(b).

‘‘Shares’’ means the Restricted Shares and Unrestricted Shares taken as a whole.

‘‘Short Sales’’ include, without limitation, all ‘‘short sales’’ as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

‘‘Subsidiary’’ means any subsidiary of the Company included in the SEC Reports.

‘‘Trading Day’’ means (i) a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board or the Pink Sheets, LLC, or (ii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

‘‘Trading Market’’ means the OTC Bulletin Board on which the Common Stock is quoted for trading on the date in question.

‘‘Transaction Documents’’ means this Agreement, the Note, the Registration Rights Agreement, the Security Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

‘‘Unrestricted Shares’’ means 200,000 shares of Common Stock to be delivered to the Investor which shares are freely tradeable and not subject to any restrictions to sale under the Securities Act.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor, and the Investor shall, purchase from the Company, the Note, the Restricted Shares and the Unrestricted Shares representing the Investor’s Investment Amount. The Closing shall take place at the offices of Goldstein & DiGioia, LLP, 45 Broadway, 11th Floor, New York, New York 10006 at 4:30 p.m. (New York City time) on the Closing Date or at such other location or time as the parties may agree.

(b) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the ‘‘Company Deliverables’’), except that the share certificates required by subparagraphs (ii) and (iii) below will be delivered no later than 10 Business Days after the Closing Date:

(i) Note in the aggregate principal amount of the Investment Amount indicated below the Investor’s name on its signature page of this Agreement, registered in the name of the Investor;

(ii) certificate, registered in the name of such Investor, evidencing 300,000 shares of Common Stock, which shares shall contain the restricted legend set forth in Section 4.1(b) (‘‘Restricted Shares’’);

(iii) certificate registered in the name of the Investor, evidencing 200,000 shares of Common Stock, which shares shall be without any restrictive legend and shall be freely tradeable (‘‘Unrestricted Shares’’).

(iv) the legal opinion of Company Counsel, in agreed form, addressed to the Investor;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) the Security Agreement, duly executed by the Company, in a form acceptable to the Investor (as amended, supplemented or otherwise modified from time to time, the ‘‘Security Agreement’’);

(vii) a certificate executed by a duly authorized officer of the Company certifying that (i) all representations and warranties made by the Company and information furnished by the Company in any schedules to this Agreement, are true and correct in all material respects as of the Closing Date, (ii) all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company, prior to or at the Closing, have been performed or complied with and (iii) the items referenced in Sections 2.1(d)(iv)-(vii) are true and correct as of the Closing Date; and

(viii) any other documents reasonably requested by the Investor.

(c) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following (the ‘‘Investor Deliverables’’):

(i) $              in United States dollars and in immediately available funds, by wire transfer to Goldstein & DiGioia, LLP Attorney Escrow Account for TAG ENTERTAINMENT CORP., Account No. 1500577343, Signature Bank, 261 Madison Avenue, New York, New York 10016, ABA No. 026013576.

(ii) the Registration Rights Agreement, duly executed by such Investor; and

(iii) the Security Agreement, duly executed by such Investor.

(d) Conditions Precedent to the Obligations of the Investor to Purchase the Note and the Shares.    The obligation of the Investor to acquire the Note and the Shares and make the loan at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(i) Representations and Warranties.    The representations and warranties of the Company contained in the Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

(ii) Performance.    The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) Officer’s Certificate.    The officer’s certificate described in Section 2.1(b)(vii) hereof shall have been delivered;

(iv) No Injunction.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(v) Adverse Changes.    Since the execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to result in a Material Adverse Effect;

(vi) No Suspensions of Trading in Common Stock; Listing.    Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market;

(vii) Security Agreement.    The Company and Investor shall have agreed to and executed the Security Agreement, which shall be in a form acceptable to the Investor; and

(viii) Company Deliverables.    The Company shall have delivered the Closing Company Deliverables in accordance with Section 2.1(b).

(e) Conditions Precedent to the Obligations of the Company to sell the Note and the Shares.     The obligation of the Company to sell the Note and the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(i) Representations and Warranties.    The representations and warranties of the Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

(ii) Performance.    The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(iii) No Injunction.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(iv) Investor Deliverables.    The Investor shall have delivered its Investor Deliverables in accordance with Section 2.1(c).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.    The Company hereby makes the following representations and warranties to each Investor:

(a) Subsidiaries.    The Company has no direct or indirect Subsidiaries other than its reports filed with the Commission. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens (other than Permitted Liens), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification.    The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement.    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts.    The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Payments of cash on account of principal of or interest under the Note, upon any Event of Default under the Note, as a result of liquidated damages under any Transaction Document will not require the consent of, any payment to, or the springing of any Lien in favor of any lender to or creditor of the Company or any Subsidiary (under a credit facility, loan agreement or otherwise) and will not result in a default under any such credit facilities, loans or other agreements.

(e) Filings, Consents and Approvals.    The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act (iv) the filings required in accordance with Section 4.6 and 4.7, and (iv) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities.    The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable pursuant to this Agreement.

3.2 Representations and Warranties of the Investor.    The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority.    The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement, the Registration Rights Agreement and the Security Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent.    The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such

Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status.    At the time the Investor was offered the Securities, it was, and at the date hereof it is, an ‘‘accredited investor’’ as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation.    The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information.    The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities.    The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Investor was first contacted by the Company or placement agent engaged by the Company regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no actual knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(g)Independent Investment Decision.    The Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and the Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

The Company acknowledges and agrees that the Investor neither has made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 (a)    The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)    Certificates evidencing the Unrestricted Shares will not contain any legend and as of the Closing Date will be freely tradeable by the Investor. Certificates evidencing the Note and the Restricted Shares will contain the following legend, until such time as they are not required under Section 4.1:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2 Furnishing of Information.    As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Restricted Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Unrestricted Shares may be sold at anytime without any limitation.

4.3 Listing of Securities.    The Company agrees (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Restricted Shares, and will take such other action as is necessary or desirable to cause the Restricted Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.4 Acknowledgment of Dilution.    The Company acknowledges that the issuance of Restricted Shares will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial.

4.5 Integration.    The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investor.

4.6 Subsequent Registrations.    Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement with the Commission with respect to any securities of the Company other than registration statements on Form S-8 promulgated by the Commission.

4.7 Securities Laws Disclosure; Publicity.    By 9:00 a.m. (New York City time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases in forms approved by the Investor disclosing the transactions contemplated hereby. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.8 Indemnification of Investor.    In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and their directors, officers, shareholders, partners, employees and agents (each, an ‘‘Investor Party’’) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, ‘‘Losses’’) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.8 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.9 Non-Public Information.    Except as set forth in Section 4.9, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.

4.10 Use of Proceeds.    The Company will use the net proceeds from the sale of the Securities hereunder as follows: (a) $50,000 may be used for the satisfaction of any portion of outstanding and unpaid legal expenses of the Company; and (b) the balance may be used for working capital purposes.

4.11 Existence; Conduct of Business.    The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided, that the foregoing shall not prohibit (a) any sale, lease, transfer or other disposition permitted by this Agreement, or (b) any merger of (i) any domestic Subsidiary with any other domestic Subsidiary, (ii) any domestic Subsidiary with and into the Company, or (iii) any foreign Subsidiary with any other foreign Subsidiary.

ARTICLE V.
NEGATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof until the date that the Note has either been repaid in its entirety and/or converted entirely into Common Stock, the Company shall be bound according to the restrictions set forth in each of the following negative covenants unless any such restriction shall have been expressly waived in writing by the Investor:

5.1 Restrictions on Certain Amendments.    The Company will not amend the rights and privileges granted under the Note, to adversely affect the rights or privileges granted under the Note.

5.2 Restricted Payment.    The Company shall not make any Restricted Payment.

5.3 Debt.    The Company shall not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt in existence on the date hereof, (b) trade payables incurred and paid in the ordinary course of business, (c) Contingent Liabilities in existence on the date hereof, and (d) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business (collectively (a) through (d) shall be referred to as ‘‘Permitted Indebtedness’’).

5.4 Liens.    The Company shall not create or suffer to exist any Lien upon any of its properties, except Permitted Liens. Except as provided in this Section 5.4, the Company shall not hereafter agree with any Person (other than the Investors) to grant a Lien on any of its assets or to permit the pledge of any of its equity interests.

5.5 Amendment of Organizational Documents.    The Company shall not permit any amendment to its articles of incorporation so as to adversely affect the rights or privileges granted under the Note.

5.6 Sale and Leaseback.    The Company shall not enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

5.7 Business.    The Company shall not change the nature of its business as now conducted (as described in it’s the Company’s reports filed with the Commission).

5.8 Transactions with Affiliates.    The Company shall not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, on terms no less favorable than terms that could be obtained by the Company from a Person that is not an Affiliate of the Company upon negotiation at arms’ length, as determined in good faith by the Board; provided, that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

5.9 Limitation on Restrictions.    Other than as permitted by the Transaction Documents, the Company shall not, and shall not permit any Subsidiary, to enter into, or suffer to exist, any agreement with any Person which prohibits or limits its ability to (a) pay Debt owed to the Investor, except as expressly permitted by the Security Agreement, and (b) make loans or advances to the Company, pay dividends or other distributions in respect of its equity interests to the Company (except that Subsidiaries may pay dividends or other distributions) or guarantee Debt of the Company.

5.10 Payment of Cash Dividend.    The Company agrees, so long as the Note is outstanding, not to declare, pay or make any provision for any cash dividend or distribution with respect to the Common Stock of the Company, without first obtaining the approval of the Investor.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses.    Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Note.

6.2 Entire Agreement.    The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices.    Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	TAG Entertainment Corp. 1333 Second Street, Suite 240 Santa Monica, CA 90401 Facsimile: (310) 260-3351 Attention: Chief Financial Officer

With a copy to:	Goldstein & DiGioia, LLP 45 Broadway, 11th Floor New York, New York 10006 Facsimile: (212) 557-0295 Attn: Victor DiGioia, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration.    No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Without the written consent or the affirmative vote of the Investor affected thereby, an amendment or waiver under this Section 6.4 may not:

(a) change the maturity of the principal amount of, or the interest payment date under, or the payment of liquidated damages, is due on, the Note;

(b) make any change that impairs the conversion or exercise rights of any Securities;

(c) amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments;

(d) change the currency of any amount owed or owing under the Securities or any interest thereon from U.S. Dollars;

(e) impair the right of the Investor to institute suit for the enforcement of any payment with respect to, or conversion or exercise of, any Security; or

(f) modify the provisions of this Section 6.4 or Section 6.5.

It shall not be necessary for the consent of the Investor under this Section 6.4 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

6.5 Termination.    This Agreement may be terminated prior to the Closing:

(a) by written agreement of the Investor and the Company;

(b) by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 5:30 p.m. (New York City time) on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(c) by an Investor if it concludes in good faith that any of the conditions precedent contained in Sections 2.1(d)(iv), (v) or (vi) shall have been breached or shall not be capable of being satisfied by the Outside Date despite the assumed best efforts of the Company.

In the event of a termination pursuant to this Section, the Company shall promptly notify the Investor and shall pay to the Investor all of the fees and expenses incurred by such Investor (including reasonable legal fees and expenses which in no event shall exceed $30,000) in connection with this Agreement and the transactions contemplated by this Agreement through the termination date, provided that Investor provides the Company with an itemized reporting of such fees and expenses. Other than as to the foregoing fees and expenses, upon a termination in accordance with this Section 6.5, the Company and the Investor shall not have any further obligation or liability (including as arising from such termination) to the other under the Transaction Documents as a result therefrom.

6.6 Construction.    The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7 Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers the Note, provided the Investor delivers prior written notice thereof to the Company and such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the ‘‘Investor.’’

6.8 No Third-Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 (as to each Investor Party).

6.9 Governing Law.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

6.10 Survival.    The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.11 Execution.    This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12 Severability.    If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right.    Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities.    If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15 Remedies.    In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside.    To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Limitation of Liability.    Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TAG ENTERTAINMENT CORP.
By:
Name: Title:

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SIGNATURE PAGES FOR INVESTOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name: Title:
Investment Amount: $
Tax ID No.:
ADDRESS FOR NOTICE
c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax:
DELIVERY INSTRUCTIONS
(if different from above)
c/o:
Street:
City/State/Zip:
Attention:
Tel: